UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2009

Red Mile Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50814 (Commission File Number)	20-4441647 (IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

As previously reported on June 26, 2008, Red Mile Entertainment, Inc. (the “Company”) and Atari Interactive, Inc. (“Atari”) entered into a Publishing Agreement on June 20, 2008 (the “Publishing Agreement”) pursuant to which Red Mile granted Atari an exclusive worldwide license to publish, sell and distribute the interactive game under the working title “Heroes over Europe” (the “Title”) for Microsoft Windows®-based personal computers and the Sony PlayStation 3® and Microsoft Xbox 360® consoles. A copy of the Publishing Agreement was attached as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 14, 2008.  Portions of the Publishing Agreement were omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Pursuant to the Publishing Agreement, Atari made a cash payment to the Company upon execution of the Publishing Agreement and agreed to pay the Company periodically as the Company achieved certain development milestones. Atari also agreed to pay royalties to the Company based on Atari’s net receipts from sales of the Title, after recoupment of the periodic milestone payments. The Publishing Agreement has a term of seven years after the initial release of the Title.

On February 11, 2009, Atari sent the Company a termination notice with respect to the Publishing Agreement, claiming that the Company breached the Publishing Agreement.  The Company disputes the grounds for termination.  Atari has ceased making milestone payments to the Company, which has had a material and adverse effect on the Company’s ability to continue operations.

As previously reported on May 10, 2006, the Company and IR Gurus Interactive Pty Ltd. (“IR Gurus”) entered into a Software Development and Licensing Agreement on March 3, 2006 (the “Development Agreement”) for development of the Title.  Under the Development Agreement, the Company agreed to make periodic payments to IR Gurus upon achievement of certain milestones in the development of the Title.  On February 11, 2009, IR Gurus sent the Company a termination notice with respect to the Development Agreement for the Title claiming that the Company failed to make a payment under such agreement in the amount of $281,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

          RED MILE ENTERTAINMENT, INC.

Dated: February 18, 2009                                                                                                                                                                                       By:  /s/ Chester Aldridge
                                    Chester Aldridge; Chief Executive Officer

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